ITEM 77E   LEGAL PROCEEDINGS
Since October 2003
 Federated and related
 entities collectively
Federated and various
Federated funds Funds
have been named as
defendants in
several class action
lawsuits now pending
in the United States
District Court for the
District of Maryland
The lawsuits were
purportedly filed on
behalf of people who
purchased owned and or
redeemed shares of
Federated sponsored
mutual funds during
specified periods
beginning November
1 1998 The suits are
generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
 including market timing
and late
trading in concert with
 certain institutional
traders which allegedly
caused financial injury
to the mutual fund
shareholders These
 lawsuits began to
be filed shortly after
 Federateds first public
 announcement that it
had received requests
for information on
 shareholder trading
activities in the
Funds from the SEC the
 Office of the New York
State Attorney General
 NYAG and other authorities
 In that regard on November
28 2005
Federated announced that
 it had reached final
settlements with the SEC
 and the NYAG with respect
to those matters Specifically
 the SEC and
NYAG settled proceedings
 against three Federated
 subsidiaries involving
undisclosed market timing
arrangements and late
 trading The SEC made
findings that Federated
 Investment Management
Company FIMC an SEC registered
 investment adviser to
various Funds and Federated
 Securities
Corp an SEC registered
broker dealer and distributor
 for the Funds violated
provisions of the Investment
Advisers Act and Investment
Company
Act by approving but not
disclosing three market
 timing arrangements or
 the associated conflict
 of interest between FIMC
and the funds involved
in the arrangements either
 to other fund shareholders
 or to the funds board and
that Federated Shareholder
 Services Company formerly
an SEC
registered transfer agent
 failed to prevent a customer
and a Federated employee
from late trading in violation
of provisions of the Investment
Company Act The NYAG found
that such conduct violated
provisions of New York State
 law Federated entered into
 the settlements without
admitting or denying the
regulators findings As
Federated previously
 reported in 2004 it has
already paid approximately
 80 million to certain funds
as determined by an independent
 consultant As part of these
 settlements Federated agreed
to pay disgorgement and a
 civil money penalty in the
aggregate amount of an
additional 72 million and
among other things agreed
 that it would not serve
as investment adviser to
any registered
investment company unless
i at least 75 of the funds
 directors are independent
of Federated ii the chairman
of each such fund is independent
of
Federated iii no action may
 be taken by the funds
board or any committee
thereof unless approved by
 a majority of the independent
 trustees of
the fund or committee
respectively and iv the fund
appoints a senior officer who
 reports to the independent
 trustees and is responsible
for
monitoring compliance by the
fund with applicable laws
and fiduciary duties and for
 managing the process by
which management fees charged
 to
a fund are approved The
 settlements are described
 in Federateds announcement
 which along with previous
 press releases and related
communications on those matters
 is available in the About Us
 section of Federateds website
 at FederatedInvestorscom
Federated entities have also
been named as defendants in
several additional lawsuits
that are now pending in the
 United States District Court
 for
the Western District of
 Pennsylvania alleging
 among other things excessive
advisory and Rule 12b1 fees
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in
each of the lawsuits described
 in the
preceding two paragraphs
 Federated and the Funds
and their respective counsel
 have been defending this
litigation and none of the
 Funds
remains a defendant in any
of the lawsuits though some
could potentially receive
any recoveries as nominal
defendants Additional lawsuits
based
upon similar allegations
may be filed in the future
The potential impact of
these lawsuits all of which
 seek unquantified damages
 attorneys fees
and expenses and future
 potential similar suits
is uncertain Although we
 do not believe that these
lawsuits will have a material
 adverse effect on
the Funds there can be no
assurance that these suits
 ongoing adverse publicity
and or other developments
resulting from the regulatory
investigations will not result
 in increased Fund redemptions
 reduced sales of Fund shares
or other adverse consequences
for the Funds